EXHIBIT 1


                                                          EXECUTION COPY




















                           AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                 January 17, 1997

                                      among

                            AMF Bowling Centers, Inc.,

                              Noah Acquisition Corp.

                                       and

                        American Recreation Centers, Inc.







                                TABLE OF CONTENTS



                                                                    Page

                                    ARTICLE I


                                    THE MERGER

         SECTION 1.1.   The Merger.................................    2
         SECTION 1.2.   Closing....................................    2
         SECTION 1.3.   Effective Time of the Merger...............    3
         SECTION 1.4.   Effects of the Merger......................    3


                                    ARTICLE II

                       EFFECT OF THE MERGER ON THE CAPITAL
                      STOCK OF THE CONSTITUENT CORPORATIONS
         SECTION 2.1.   Conversion of Shares.......................    3
         SECTION 2.2.   Surrender and Payment......................    4
         SECTION 2.3.   Dissenting Shares..........................    5
         SECTION 2.4.   Stock Options and Stock Plans..............    6


                                   ARTICLE III

                            THE SURVIVING CORPORATION

         SECTION 3.1.   Articles of Incorporation..................    8
         SECTION 3.2.   Bylaws.....................................    8
         SECTION 3.3.   Directors and Officers.....................    8


                                    ARTICLE IV

                          REPRESENTATIONS AND WARRANTIES

         SECTION 4.1.   Representations and Warranties
                          of the Company...........................    9
                 (a)    Organization, Standing and
                          Corporate Power..........................    9
                 (b)    Subsidiaries and Joint Ventures............   10
                 (c)    Capital Structure..........................   10
                 (d)    Authority; Noncontravention................   11









                                                                    Page


                 (e)    SEC Documents; Financial Statements;
                          No Undisclosed Liabilities...............   13
                 (f)    Disclosure Documents.......................   13
                 (g)    Licenses, Approvals, Etc...................   14
                 (h)    Real Properties............................   15
                 (i)    Tangible Personal Property; Sufficiency
                          of Assets................................   17
                 (j)    Intellectual Property......................   18
                 (k)    Environmental Compliance...................   18
                 (l)    Absence of Certain Changes or Events.......   20
                 (m)    Litigation.................................   21
                 (n)    Compliance with Laws.......................   22
                 (o)    Absence of Changes in Stock or
                          Benefit Plans............................   22
                 (p)    ERISA Compliance...........................   23
                 (q)    Taxes......................................   25
                 (r)    Contracts; Debt Instruments................   27
                 (s)    Insurance..................................   29
                 (t)    Interests of Officers and Directors........   29
                 (u)    State Takeover Statutes....................   30
                 (v)    Brokers....................................   30

         SECTION 4.2.   Representations and Warranties of
                          Parent and Merger Subsidiary.............   30
                 (a)    Organization, Standing and
                          Corporate Power..........................   30
                 (b)    Authority; Noncontravention................   30
                 (c)    Disclosure Documents.......................   31
                 (d)    Brokers....................................   32
                 (e)    Financing..................................   32


                                    ARTICLE V

                             COVENANTS OF THE COMPANY

         SECTION 5.1.   Conduct of Business........................   32
         SECTION 5.2.   Shareholder Meeting; Proxy Material........   35
         SECTION 5.3.   Access to Information......................   36
         SECTION 5.4.   No Solicitation............................   36
         SECTION 5.5.   Fair Price Structure.......................   37
         SECTION 5.6.   Covenants Regarding Certain Benefit
                          Plans....................................   37
         SECTION 5.7.   Cooperation in Arrangements with
                          Lenders..................................   38











                                                                    Page


         SECTION 5.8    Title Insurance............................   38


                                    ARTICLE VI

                               COVENANTS OF PARENT

         SECTION 6.1.   Confidentiality............................   39
         SECTION 6.2.   Obligations of Merger Subsidiary...........   39
         SECTION 6.3.   Voting of Shares...........................   40
         SECTION 6.4.   Director and Officer Liability.............   40
         SECTION 6.5.   Employees..................................   40


                                   ARTICLE VII

                       COVENANTS OF PARENT AND THE COMPANY

         SECTION 7.1.   HSR Act Filings; Reasonable
                          Efforts; Notification....................   41
         SECTION 7.2.   Public Announcements.......................   44


                                   ARTICLE VIII

                             CONDITIONS TO THE MERGER

         SECTION 8.1.   Conditions to the Obligations of
                          Each Party...............................   44
         SECTION 8.2.   Conditions to the Obligations of
                          Parent and Merger Subsidiary.............   44
         SECTION 8.3.   Conditions to the Obligations of
                          the Company..............................   46


                                    ARTICLE IX

                                   TERMINATION

         SECTION 9.1.   Termination................................   46
         SECTION 9.2.   Effect of Termination......................   48


                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.1.  Notices....................................   48
         SECTION 10.2.  Survival of Representations
                          and Warranties...........................   49
         SECTION 10.3.  Amendments; No Waivers.....................   49






                                                                    Page


         SECTION 10.4.  Fees and Expenses..........................   50
         SECTION 10.5.  Successors and Assigns;
                          Parties in Interest......................   51
         SECTION 10.6.  Governing Law..............................   51
         SECTION 10.7.  Counterparts; Effectiveness;
                          Interpretation...........................   51





















































                   AGREEMENT AND PLAN OF MERGER (the "Agree-ment"), dated as of January 17, 1997, among American Recreation Centers, Inc., a Cali-fornia corporation (the "Company"), AMF Bowling Centers, Inc., a Virginia corpora-tion ("Parent"), and Noah Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Subsid-iary").


                   WHEREAS, the Board of Directors of the Company has unanimously (i) determined that this Agreement and the transac-tions contemplated hereby, including the Merger (as defined herein), are fair to and in the best interests of the share-holders of the Company, (ii) determined that the consideration to be paid in the Merger is fair to and in the best interests of the shareholders of the Company, (iii) approved this Agree-ment and the transactions contemplated hereby, including the Merger, and (iv) resolved to recommend approval and adoption of this Agreement, the Merger and the other transactions contem-plated hereby by such shareholders;

                   WHEREAS, the respective Boards of Directors of Par-ent, Merger Subsidiary and the Company have approved the merger of Merger Subsidiary into the Company as set forth below (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, the General Corporation Law of the State of Delaware (the "DGCL") and the General Corporation Law of the State of California (the "CGCL"), whereby each issued and outstanding share of common stock, no par value per share, of the Company (the "Shares") (excluding shares owned, directly or indirectly, by the Company or any subsidiary of the Company or by Parent, Merger Subsidiary or any other subsidiary of Par-ent and Dissenting Shares (as defined herein)), shall be con-verted into the right to receive the Merger Consideration (as defined herein);

                   WHEREAS, simultaneously with the execution hereof, Neil Hupfauer has agreed to sell his entire interest in Tri-angle Bowl Associates ("Triangle") to the Company concurrent with the Effective Time (as defined herein) and, upon such ac-quisition, the Company and its wholly-owned subsidiaries will own all of the equity interests in Triangle;

                   WHEREAS, simultaneously with the execution hereof, William M. Kratzenberg has agreed to sell his entire interest in Mid-America Associates and American Red Carpet ("America and Carpet") to a subsidiary of the Company concurrent with the Effective Time, and upon such acquisition, the Company and its







         wholly-owned subsidiaries will own all of the equity interests in America and Carpet; and

                   WHEREAS, Parent, Merger Subsidiary and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to pre-scribe various conditions to consummation thereof.

                   NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                                    THE MERGER

                   SECTION 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accor-dance with the DGCL and the CGCL, Merger Subsidiary shall be merged with and into the Company at the Effective Time (as de-fined herein). At the Effective Time, the separate corporate existence of Merger Subsidiary shall cease, and the Company (i) shall continue as the surviving corporation as a direct or in-direct wholly-owned subsidiary of Parent (Merger Subsidiary and the Company are sometimes hereinafter referred to as "Constitu-ent Corporations" and, as the context requires, the Company, after giving effect to the Merger, is sometimes hereinafter referred to as the "Surviving Corporation"), (ii) shall succeed to and assume all the rights and obligations of Merger Subsid-iary in accordance with the DGCL and CGCL, (iii) shall continue under the name "American Recreation Centers, Inc." and (iv) shall be governed by the laws of the State of California.

                   SECTION 1.2. Closing. The closing of the Merger (the "Closing") shall take place as soon as practicable, but in any case on or prior to the third business day, after which all of the conditions set forth in Article VIII hereof shall be fulfilled or waived in accordance with this Agreement. At the time of the Closing, the Company and Merger Subsidiary will file a certificate of merger with the Secretary of State of the State of Delaware and a copy of the merger agreement with an officers' certificate of each Constituent Corporation, or a certificate of ownership, as applicable, with the Secretary of State of the State of California and make all other filings or recordings required by the DGCL and the CGCL in connection with the Merger.











                   SECTION 1.3. Effective Time of the Merger. The Merger shall, subject to the DGCL and the CGCL, become effec-tive as of such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware and a copy of the merger agreement with an officers' certificate of each Constituent Corporation is duly filed with the Secretary of State of the State of California or at such later time as is specified in the certificate of merger and the merger agreement (the "Effective Time").

                   SECTION 1.4. Effects of the Merger. From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Subsidiary, all as provided under the DGCL and the CGCL. The Surviving Corporation may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Merger Subsidiary, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, including any suit or other proceeding to enforce the right of any shareholders as determined in appraisal proceed-ings pursuant to the provisions of Section 262 of the DGCL or Chapter 13 of the CGCL, as applicable, and irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or proceedings. The address to which a copy of such process shall be mailed by such Secretary of State is 8100 AMF Drive, Mechanicsville, VA 23111,
         Attn:  Corporate Secretary.

                                    ARTICLE II

                       EFFECT OF THE MERGER ON THE CAPITAL
                      STOCK OF THE CONSTITUENT CORPORATIONS

                   SECTION 2.1. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares or any shares of capital stock of Merger Subsidiary:

                   (a) each Share owned by the Company or owned by Par-ent, Merger Subsidiary or any subsidiary of any of the Company, Parent or Merger Subsidiary (which shall not in-clude Shares owned by the Company's Employee Stock Owner-ship Plan or Employee Stock Purchase Plan) immediately prior to the Effective Time shall be canceled, and no pay-ment shall be made with respect thereto;

                   (b) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall










              be converted into and become one fully paid and nonassess-able share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capi-tal stock of the Surviving Corporation; and

                   (c) each Share outstanding immediately prior to the Effective Time shall, except as otherwise provided in Sec-tion 2.1(a) or as provided in Section 2.3 with respect to Dissenting Shares, be converted into the right to receive $8.50 in cash without interest (the "Merger Consider-ation").

                   SECTION 2.2. Surrender and Payment. (a) Prior to the Effective Time, Parent shall appoint a bank or trust com-pany (the "Exchange Agent") for the purpose of exchanging cer-tificates representing Shares for the Merger Consideration. Parent will, or will cause Merger Subsidiary to, make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of the Shares (the "Exchange Fund"). For purposes of determining the Merger Consideration to be made available, Parent shall assume that no holder of Shares will perfect his right to demand cash payment of the fair market value of his Shares pursuant to Chapter 13 of the CGCL. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of Shares at the Effective Time a letter of transmittal for use in such ex-change (which shall specify that the delivery shall be ef-fected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Shares to the Ex-change Agent). The Exchange Agent shall, pursuant to irre-vocable instructions, make the payments provided in this Sec-tion 2.2. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.

                   (b) Each holder of Shares that have been converted into a right to receive the Merger Consideration, upon sur-render to the Exchange Agent of a certificate or certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares and other customary documentation, will be entitled to receive the Merger Consider-ation payable in respect of such Shares. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to ex-ist, and each holder of a certificate previously representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, upon surrender of the certificates represent-ing such Shares, as contemplated hereby.











                   (c) If any portion of the Merger Consideration is to be paid to a person other than the registered holder of the Shares represented by the certificate or certificates surren-dered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, "person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or politi-cal subdivision or any agency or instrumentality thereof.

                   (d) After the Effective Time, there shall be no fur-ther registration of transfers of Shares. If, after the Effec-tive Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

                   (e) Any portion of the Exchange Fund made available to the Exchange Agent pursuant to this Agreement that remains unclaimed by the holders of Shares six months after the Effec-tive Time shall be returned to Parent, upon Parent's demand, and any such holder who has not exchanged his Shares for the Merger Consideration in accordance with this Section 2.2 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of his Shares. Notwith-standing the foregoing, Parent shall not be liable to any holder of Shares for any amount paid to a public official pur-suant to and in accordance with the requirements of applicable abandoned property, escheat or similar laws.

                   (f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.2(a) to pay for Shares for which the right to a determination of fair market value, as contemplated by Section 2.3, have been per-fected shall be returned to Parent upon Parent's demand.

                   SECTION 2.3.  Dissenting Shares.  Notwithstanding
         Section 2.1, Shares outstanding immediately prior to the Effec-tive Time and held by a holder who is entitled to and has de-manded cash payment of the fair market value for such Shares in accordance with Section 1301 of the CGCL and submitted certifi-cates representing such Shares for endorsement in accordance with Section 1302 of the CGCL (the "Dissenting Shares") shall










         not be converted into the right to receive the Merger Consider-ation as provided in Section 2.1(c) of this Agreement, unless and until such holder fails to perfect or withdraws or other-wise loses his right to a determination of the fair market value of the shares and payment under the CGCL. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his right to a determination of the fair market value of the Shares under the CGCL, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consider-ation to which such holder is entitled, without interest thereon. As soon as practicable after the approval of the Merger by the Company's shareholders (including, without limi-tation, by written consent thereto), to the extent required by the CGCL, and in any event not later than ten (10) days follow-ing such approval, Parent shall mail to each shareholder of the Company who is entitled to such notice pursuant to Chapter 13 of the CGCL, a notice of such approval of the Merger, such no-tification to include the information and materials required by
         Section 1301(a) of the CGCL (including, without limitation, the price determined by Parent to represent the fair market value of any Dissenting Shares).

                   SECTION 2.4. Stock Options and Stock Plans. (a) Parent and the Company shall take all actions necessary to pro-vide that, as to those holders who so agree, at the Effective Time, (i) each Company Option (defined below) so surrendered for cash, shall be cancelled, and (ii) in consideration of such cancellation, and except to the extent that Parent or Merger Subsidiary and the holder of any such Company Option otherwise agree, the Company shall pay to each such holder of Company Options an amount in cash in respect thereof equal to the prod-uct of (1) the excess, if any, of the Merger Consideration over the per share exercise price thereof and (2) the number of Shares subject thereto immediately prior to the Effective Time. The Company represents that the Board of Directors of the Com-pany has determined pursuant to the Company's 1988 Key Employee Incentive Stock Option Plan (the "Employee Option Plan"), in accordance with the first sentence of Section 12.1 thereof, that holders of Company Options thereunder who do not elect to surrender their Company Options for cancellation pursuant to the first sentence of this Section 2.4(a), upon exercise of such Company Options after the Effective Time, shall receive upon such exercise and payment of the aggregate exercise price contemplated thereby an amount in cash (subject to applicable withholding taxes) equal to the product of (1) the Merger Con-sideration and (2) the number of Shares subject thereto immedi-ately prior to the Effective Time. "Company Option" means any option granted, whether or not exercisable (it being understood that all Company Options shall be deemed to be, and shall be









         treated under this Article II as though, such Company Options were fully vested immediately prior to the Effective Time), and not exercised or expired, to a current or former employee, di-rector or independent contractor of the Company or any of its subsidiaries or any predecessor thereof to purchase Shares pur-suant to the Employee Option Plan, the 1988 Stock Option Plan for Non-Employee Directors (the "Director Formula Plan") or the 1996 Director Plan (the "Director Plan" and together with the Employee Option Plan and the Director Formula Plan, collec-tively, the "Option Plans").

                   (b) The Company represents that each director of the Company who holds Company Options has agreed for the benefit of Parent and Merger Subsidiary to exercise all of his Company Op-tions prior to the Effective Time or to surrender such Company Options in the manner prescribed by Section 2.4(a) and each such director has agreed that he shall provide notice to the Company of his decision to exercise or surrender his Company Options prior to the Effective Time.

                   (c) Prior to the Effective Time, the Company shall use its best efforts to (i) obtain any consents from holders of Company Options and (ii) make any amendments to the terms of such stock option or compensation plans or arrangements that, in the case of either clauses (i) or (ii), are necessary to give effect to the transactions contemplated by this Section 2.4.

                   (d) Pursuant to Section 10 of the Director Formula Plan, the Company represents that the Plan Administrator there-under has accelerated the expiration date of all Company Op-tions thereunder to immediately prior to the Effective Time and each of the holders of Company Options issued pursuant to the Director Formula Plan has acknowledged and agreed to such ac-celeration. Prior to the Effective Time, the Company shall terminate the Option Plans.

                   (e) Prior to the Effective Time, the Board of Direc-tors of the Company shall take all actions necessary to (i) amend the Company's Employee Stock Purchase Plan ("ESPP") so that immediately prior to the Effective Time, all Shares held thereunder become aged and vested, (ii) allow the holders of Shares in trust under the ESPP, whether or not their rights are then vested, to vote such Shares at the Company Shareholder Meeting (as defined herein) and (iii) provide that at the Ef-fective Time, the ESPP shall be terminated and any cash there-under will be distributed to the respective participants in the ESPP, including any cash received in respect of any unvested shares.










                   (f) The Company represents that 83,000 options have been granted under the Director Plan and prior to the Effective Time the Company agrees that it shall not issue any additional options under the Director Plan and that pursuant to Section
         8.1 of the Director Plan the Board of Directors of the Company shall terminate the Director Plan concurrent with the Effective Time. The Company also represents that all Company Options issued pursuant to the Director Plan shall expire by their terms upon consummation of the Merger.

                   (g) The Board of Directors of the Company shall take all actions necessary to terminate the Company's Investor Stock Purchase Plan ("ISPP") effective concurrent with the Effective Time.


                                   ARTICLE III

                            THE SURVIVING CORPORATION

                   SECTION 3.1. Articles of Incorporation. The ar-ticles of incorporation of the Company in effect at the Ef-fective Time shall be the articles of incorporation of the Sur-viving Corporation until amended in accordance with applicable law, except that Article Fourth of the articles of incorpora-tion of the Surviving Corporation shall be amended and restated to read as follows:

                   FOURTH:  The number of Directors of this Corporation
              shall be as provided in the bylaws of the Corporation.

                   SECTION 3.2. Bylaws. The bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviv-ing Corporation until amended in accordance with applicable law, except that Section 2 of Article III of the bylaws of the Surviving Corporation shall be amended and restated to read as follows:

                   NUMBER OF DIRECTORS.  The number of directors of the
              corporation shall be one (1), which number may be changed from time to time, by a resolution duly adopted by the shareholders.

                   SECTION 3.3. Directors and Officers. From and after the Effective Time, until successors are duly elected or ap-pointed and qualified in accordance with applicable law, the officers and directors of Merger Subsidiary at the Effective Time shall be the officers and directors of the Surviving Cor-poration.










                                    ARTICLE IV

                          REPRESENTATIONS AND WARRANTIES

                   SECTION 4.1. Representations and Warranties of the Company. The Company represents and warrants to Parent and Merger Subsidiary, subject to the exceptions and qualifications set forth in the Disclosure Schedule (as defined herein), as follows (for purposes of this Section 4.1, references to the "Knowledge of the Company" shall mean the actual knowledge of the following individuals: Robert A. Crist, Karen B. Wagner, Neil Hupfauer and William Kratzenberg):

                   (a)  Organization, Standing and Corporate Power.
         Each of the Company and each of its Significant Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdic-tion in which it is incorporated and has the requisite corpo-rate power and authority to carry on its business as now being conducted. Each of the Company and, except as disclosed in
         Section 4.1(a) of the Disclosure Schedule, each of its subsid-iaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be ex-pected to (i) have a material adverse effect on the value, con-dition (financial or otherwise), prospects, business, or re-sults of operations of the Company and its subsidiaries taken as a whole, (ii) impair the ability of any party hereto to per-form its obligations under this Agreement or (iii) prevent or materially delay consummation of any of the transactions con-templated by this Agreement (a "Material Adverse Effect"). The Company has delivered to Parent complete and correct copies of its articles of incorporation and bylaws, the articles of in-corporation and bylaws of its Significant Subsidiaries, and the joint venture, partnership and other governing agreements and documents ("Joint Venture Documents") of any such partnership, joint venture or similar business or entity in which the Com-pany, directly or indirectly has any ownership interests (the "Joint Ventures"), in each case as amended to the date of this Agreement. For purposes of this Agreement, a "subsidiary" of any person means another person in which such first person, di-rectly or indirectly, owns 50% or more of the equity interests or has the right, through ownership of equity, contractually or otherwise, to elect at least a majority of its Board of Di-rectors or other governing body; and a "Significant Subsidiary" means any subsidiary of a person that constitutes a significant










         subsidiary of such person within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC").

                   (b) Subsidiaries and Joint Ventures. Section 4.1(b) of the disclosure schedule delivered by the Company to Parent and Merger Subsidiary prior to the execution of this Agreement (the "Disclosure Schedule") lists each subsidiary of the Com-pany, its form of organization, its respective jurisdiction of incorporation or formation, if applicable, and the holders of the outstanding capital stock or other equity interests of such subsidiaries and indicates whether such subsidiary is a Sig-nificant Subsidiary. Section 4.1(b) of the Disclosure Schedule also lists all Joint Venture Documents to which the Company or any of its subsidiaries is a party or otherwise governing any such subsidiary. All the outstanding shares of capital stock or other ownership interests of each such subsidiary of the Company have been validly issued and are fully paid and non-assessable and, all such shares or ownership interests indi-cated as being owned by the Company or any of its subsidiaries are owned by the Company, by another subsidiary of the Company or by the Company and another such subsidiary, free and clear of all Liens (as defined herein) and free of any other limita-tion or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or equity interests). Except for the capital stock of its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest, with a fair market value in excess of $100,000, in any person. In addition, Section 4.1(b)(i) of the Disclosure Schedule lists all of the bowling centers owned or leased by Triangle; Section 4.1(b)(ii) of the Disclosure Schedule lists all of the bowling centers owned or leased by America; and Section 4.1(b)(iii) lists all bowling centers owned or leased by Carpet.

                   (c) Capital Structure. The authorized capital stock of the Company consists of 21,484,375 Shares and 5,000,000 shares of Preferred Stock, no par value per share. As of De-cember 31, 1996, (i) 4,606,199 Shares were issued and outstand-ing, (ii) no Shares were held by the Company or by any of the Company's subsidiaries, (iii) 633,450 Shares were reserved for issuance pursuant to the outstanding Company Options, (iv) no Shares were reserved for issuance pursuant to the ESPP and (v) no shares of Preferred Stock were issued, reserved for issuance or outstanding. Except as set forth above, no shares of capi-tal stock or other equity or voting securities of the Company are issued, reserved for issuance or outstanding, except for Shares referred to in clause (iii) above which may be issued upon exercise of the outstanding Company Options. All out-standing shares of capital stock of the Company are, and all









         Shares which may be issued pursuant to the Option Plans will, when issued, be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are not any bonds, debentures, notes or other indebtedness or secu-rities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth above and in Section 4.1(c) of the Disclo-sure Schedule, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or under-takings of any kind to which the Company or any of its subsid-iaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding rights, commitments, agreements, arrangements or undertakings of any kind obligating the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire or dis-pose of any shares of capital stock or other equity or voting securities of the Company or any of its subsidiaries or any se-curities of the type described in the two immediately preceding sentences.

                   (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the Company Shareholder Approval (as defined below) required in connection with the consummation of the Merger, to consummate the transactions contemplated by this Agreement. The Merger requires the approval by the affirmative vote of the holders of a majority of the outstanding Shares (the "Company Shareholder Approval"), which approval is the only vote of the holders of any class or series of the capital stock of the Company necessary to approve the Merger and this Agreement and the transactions contemplated hereby. The execu-tion and delivery of this Agreement by the Company and the con-summation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary cor-porate action on the part of the Company, except for the Com-pany Shareholder Approval in connection with the consummation of the Merger. This Agreement has been duly executed and de-livered by the Company and, assuming this Agreement constitutes a valid and binding agreement of Parent and Merger Subsidiary, constitutes a valid and binding obligation of the Company, en-forceable against the Company in accordance with its terms.
         The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement









         and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Lien upon any of the proper-ties or assets of the Company or any of its subsidiaries under,
         (i) the articles of incorporation or bylaws of the Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) except for those consents listed in Sec-tion 4.1(d) of the Disclosure Schedule, any loan or credit agreement, note, bond, mortgage, indenture, lien, lease or any other contract, agreement, instrument, permit, commitment, con-cession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or
         (iii) subject to the governmental filings and other matters re-ferred to in the following sentence, any judgment, order, de-cree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets other than, in the case of clauses (ii) and (iii) above, any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. No consent, approval, franchise, order, license, per-mit, waiver or authorization of, or registration, declaration or filing with or exemption, notice, application, or certifica-tion by or to (collectively, "Consents") any federal, state or local government or any arbitral panel or any court, tribunal, administrative or regulatory agency or commission or other gov-ernmental authority, department, bureau, commission or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transac-tions contemplated by this Agreement, except for (i) the re-quired consents listed on Section 4.1(d) of the Disclosure Schedule, (ii) the filing of the documents referred to in Sec-tion 1.3 hereof in accordance with the DGCL and CGCL and simi-lar documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) the filing of a premerger notification and report form by the Company un-der the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iv) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Ex-change Act"), and (v) such other Consents as to which the fail-ure to obtain or make could not reasonably be expected to have a Material Adverse Effect.











                   (e) SEC Documents; Financial Statements; No Undis-closed Liabilities. (i) The Company has filed, and delivered to Parent true and complete copies of, all required reports, schedules, forms, statements, exhibits and other documents filed with the SEC since January 1, 1994 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), or the Exchange Act, as the case may be, applicable to such SEC Documents, and none of the SEC Docu-ments contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not mislead-ing.

                  (ii) The financial statements of the Company included in the SEC Documents comply in all material respects with ap-plicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent ba-sis throughout the periods involved ("GAAP") (except as may be indicated in the notes thereto) and fairly present the consoli-dated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated re-sults of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                 (iii)  Except as set forth in the SEC Documents or in
         Section 4.1(e) of the Disclosure Schedule, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or other-wise), except for liabilities and obligations which, individu-ally or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                   (f) Disclosure Documents. (i) The proxy statement of the Company (the "Company Proxy Statement") to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto will, when filed, comply in all material respects with the applicable requirements of the Exchange Act.

                  (ii) At the time of filing the Company Proxy State-ment with the SEC, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to share-holders of the Company, at the time such shareholders vote on










         adoption of this Agreement, and at the Effective Time, the Com-pany Proxy Statement, as supplemented or amended, if ap-plicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circum-stances under which they were made, not misleading. The repre-sentations and warranties contained in this Section 4.1(f)(ii) will not apply to statements or omissions included in the Com-pany Proxy Statement based upon information furnished to the Company in writing by Parent or Merger Subsidiary specifically for use therein.

                   (g) Licenses, Approvals, etc. (i) Each of the Com-pany and its subsidiaries possesses or has been granted all registrations, filings, applications, certifications, notices, consents, licenses, permits, approvals, certificates, fran-chises, orders, qualifications, authorizations and waivers of any Governmental Entity (federal, state and local) necessary to entitle it to conduct its business in the manner in which it is presently being conducted (the "Licenses"), except as set forth in Section 4.1(g)(i)(A) of the Disclosure Schedule and except those Licenses whose failure to possess or have granted, indi-vidually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or give rise to any material fine or any criminal liability or any other material civil pen-alties. Section 4.1(g)(i)(B) of the Disclosure Schedule lists
         (i) all licenses to serve or sell alcoholic beverages which have been granted to, or are used in the business of, the Com-pany and its subsidiaries (the "Company Liquor Licenses") and
         (ii) all gaming, lottery and gambling licenses which have been granted to, or are used in the business of, the Company and its subsidiaries ("Company Gaming Licenses"). Except as described in Section 4.1(g)(i)(C) of the Disclosure Schedule, (A) all of the Company Liquor Licenses and Company Gaming Licenses are in full force and effect and (B) all of the Licenses (excluding the Company Liquor Licenses and Company Gaming Licenses) are in full force and effect except for those covered by this clause
         (B) whose failure to be in full force and effect, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as described in Section 4.1(g)(i)(D) of the Disclosure Schedule, no Action (as defined herein) is pending or, to the Knowledge of the Company, threat-ened seeking the revocation or limitation of (A) any of the Company Liquor Licenses or Company Gaming Licenses or (B) any License (excluding the Company Liquor Licenses or Company Gam-ing Licenses) that, in the case of Licenses covered by this clause (B), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.











                  (ii) Section 4.1(g)(ii) of the Disclosure Schedule lists all entities ("Concession Entities") other than the Com-pany and its subsidiaries that hold licenses to serve or sell alcoholic beverages in locations on the premises of or associ-ated with or contiguous to the facilities operated by the Com-pany and its subsidiaries in connection with the Business (as defined herein). Section 4.1(g)(ii) of the Disclosure Schedule also lists all management agreements, leases and other signifi-cant agreements or arrangements relating to the relationships between the Company and its subsidiaries, on the one hand, and the Concession Entities, on the other hand (complete and cor-rect copies of which (or descriptions of oral arrangements, to the extent material) have been provided to Parent and Merger Subsidiary). Except as disclosed on Section 4.1(g)(ii) of the Disclosure Schedule, all such agreements are in full force and effect, legal, valid and binding and enforceable against the Company and its subsidiaries and, to the Knowledge of the Com-pany, each other Concession Entity or other party thereto in accordance with their terms, except where the failure to so be in full force and effect, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                   (h) Real Properties. (i) Section 4.1(h)(i) of the Disclosure Schedule sets forth a list of all real property owned in fee by the Company or any of the Company's subsidiar-ies (individually, an "Owned Property" and, collectively, the "Owned Properties"). To the Knowledge of the Company, except as set forth on Section 4.1(h)(i) of the Disclosure Schedule, the Company has good and marketable fee title to each Owned Property, including the buildings, structures and other im-provements located thereon, in each case free and clear of all mortgages, liens, claims, charges, security interests, ease-ments, restrictive covenants, rights-of-way, leases, purchase agreements, options and other encumbrances and agreements ("Liens"), except (i) Liens which, individually or in the ag-gregate, could not reasonably be expected to have a Material Adverse Effect and (ii) Liens for taxes and other governmental charges, assessments or fees which are not yet due and payable (the items described in clauses (i) and (ii) are collectively referred to herein as "Permitted Liens"). Except as disclosed on Section 4.1(h)(i) of the Disclosure Schedule, to the Knowl-edge of the Company, there are no condemnations or eminent do-main (which term, as used herein, shall include other compul-sory acquisitions or takings by Governmental Authorities) pro-ceedings pending or, to the Knowledge of the Company, threat-ened against any Owned Property or any material portion there-of. To the Knowledge of the Company, except as disclosed in
         Section 4.1(h)(i) of the Disclosure Schedule, the Company has










         not received any notice from any city, village or other Gov-ernmental Entity of any zoning, ordinance, land use, building, fire or health code or other legal violation in respect of any Owned Property, other than violations which have been corrected or which, individually or in the aggregate, could not reason-ably be expected to have a Material Adverse Effect. To the Knowledge of the Company there are no structural defects re-lating to the Owned Property, except for such structural de-fects which, individually or in the aggregate, could not rea-sonably be expected to have a Material Adverse Effect.

                  (ii) Section 4.1(h)(ii) of the Disclosure Schedule lists all real property (including all land and buildings) which is leased by the Company or any of its subsidiaries as lessee or sublessee (the "Leased Real Estate"). The Company has delivered or caused to be delivered to Parent and Merger Subsidiary complete and accurate copies of the written leases and subleases which are described in Section 4.1(h)(ii) of the Disclosure Schedule. Except as disclosed in Section 4.1(h)(ii) of the Disclosure Schedule, to the Knowledge of the Company, the Company has not received written notice of condemnation or eminent domain proceedings pending or threatened against any Leased Real Estate property. Except as disclosed in Section 4.1(h)(ii) of the Disclosure Schedule, to the Knowledge of the Company, the Company has not received any notice from any city, village or other Governmental Entity of any zoning, ordinance, building, fire or health code or other legal violation in re-spect of any Leased Real Estate, other than violations which have been corrected or which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse
         Effect.   To the Knowledge of the Company, there are no struc-
         tural defects relating to any Leased Real Estate, except for such structural defects which, individually or in the aggre-gate, could not reasonably be expected to have a Material Ad-verse Effect. To the Knowledge of the Company, other than for exceptions to the following which are set forth in Section 4.1(h)(ii) of the Disclosure Schedule or which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                   (A) the leases relating to the Leased Real Estate
              (the "Leases") are in full force and effect and are valid, binding and enforceable in accordance with their respec-tive terms;

                   (B) no amount payable under any Lease is past due;

                   (C) the Company is in compliance in all material re-
              spects with all commitments and obligations on its part to be performed or observed under such Lease and is not aware









              of the failure by any other party to such Leases to comply in all material respects with all of its commitments and obligations;

                   (D) the Company has not received any written notice
              (1) of a default (which has not been cured), offset or counterclaim under any Lease, or, any other communication calling upon it to comply with any provision of any Lease or asserting noncompliance, or asserting the Company has waived or altered its rights thereunder, and no event or condition has happened or presently exists which consti-tutes a default or, after notice or lapse of time or both, would constitute a default under any Lease on the part of the Company or any other party, or (2) of any complaint, claim, prosecution, indictment, action, suit, arbitration, investigation or proceeding by or before any Governmental Entity (an "Action") against any party under any Lease which if adversely determined would result in such Lease being terminated or cut off;

                   (E) the Company has not assigned, mortgaged, pledged
              or otherwise encumbered its interest, if any, under any Lease; and

                   (F) the Company has exercised within the time pre-
              scribed in each Lease any option provided therein to ex-tend or renew the term thereof.

                 (iii) The Owned Properties and the Leased Real Estate constitute, in the aggregate, all of the real property used to conduct the business of the Company and its subsidiaries (col-lectively, the "Business") in the manner in which such business was conducted during the fiscal year ending May 29, 1996 and since such time.

                   (i) Tangible Personal Property; Sufficiency of As-sets. (i) Except as disclosed in Section 4.1(i)(i) of the Disclosure Schedule, to the Knowledge of the Company, the Com-pany and its subsidiaries (1) have good and valid title to all the tangible personal property material to the Business and reflected in the latest audited financial statements included in the SEC Documents as being owned by the Company and its sub-sidiaries or acquired after the date thereof (except properties sold or otherwise disposed of in the ordinary course of busi-ness since the date thereof), free and clear of all Liens ex-cept (A) statutory Liens securing payments not yet due and (B) such imperfections or irregularities of title or Liens as do not affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, in either case in such a manner









         as to have a Material Adverse Effect, and (2) are collectively the lessee of all tangible personal property material to the Business and reflected as leased in the latest audited finan-cial statements included in the SEC Documents (or on the books and records of the Company as of the date thereof) or acquired after the date thereof (except for leases that have expired by their terms) and are in possession of the properties purported to be leased thereunder, and each such lease is valid and in full force and effect without default thereunder by the lessee or the lessor, other than defaults that would not have a Mate-rial Adverse Effect. Each of the Company and each of its sub-sidiaries, to the Knowledge of the Company, enjoys peaceful and undisturbed possession under all such leases. Such owned and leased tangible personal property is, to the Knowledge of the Company, in good working order, reasonable wear and tear ex-cepted, and is suitable for the use for which it is intended, except that, which individually or in the aggregate, would not have a Material Adverse Effect.

                  (ii) The tangible personal property of the Company which is currently used or useful in the Business is, in the aggregate, to the Knowledge of the Company, all of the tangible personal property used to conduct such business in the manner in which such business was conducted during the fiscal year ending May 29, 1996 and since such time, except for additions thereto and deletions therefrom in the ordinary course of busi-ness which could not reasonably be expected to have a Material Adverse Effect.

                   (j) Intellectual Property. The ownership, operation and conduct by the Company and its subsidiaries of the Busi-ness, as presently owned, operated, and conducted, does not, to the Knowledge of the Company, infringe upon or conflict in any respect with any patent, copyright, trademark, trade name, ser-vice mark, brand name, any related regulations or other intel-lectual property rights of any other person, and to the Knowl-edge of the Company no other person is infringing upon any such rights of the Company and its subsidiaries, in each case, ex-cept as would not have a Material Adverse Effect.

                   (k) Environmental Compliance. (i) For purposes of this Section 4.1(k), (A) "Hazardous Substance" means any pol-lutant, contaminant, hazardous or toxic substance or waste, solid waste, petroleum or any fraction thereof, or any other chemical, substance or material listed or identified in or reg-ulated by or under any Environmental Law; (B) "Environmental Law" means the Comprehensive Environmental Response, Compensa-tion and Liability Act, 42 U.S.C. Section 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33









         U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C.
         Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Occupational Safety and Health Act, 29 U.S.C.
         Section 651 et seq., the Oil Pollution Act, 33 U.S.C. Section 2701 et seq., in each case as amended from time to time and all regulations promulgated thereunder, and any other statute, law, regulation, ordinance, bylaw, rule, judgment, order, decree or directive of any Governmental Entity dealing with the pollution or protection of natural resources or the indoor or ambient en-vironment or with the protection of human health or safety; and
         (C) "RCRA Hazardous Waste" means a solid waste that is listed or classified as a hazardous waste, as that term is defined in or pursuant to the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.

                   (ii) Except as set forth on Section 4.1(k)(ii) of the Disclosure Schedule, to the Knowledge of the Company, there are no claims pending against the Company or any of its subsid-iaries (the "Company Interests") relating to or arising out of a Hazardous Substance nor are any such claims threatened against Company Interests, nor have the Company or its subsid-iaries received any notice, alleging or warning that any Owned Property or Leased Real Estate or any real property previously owned or operated by any Company Interests is, has been or may be in violation of or in noncompliance with any Environmental Law.

                   (iii) Except as set forth in Section 4.1(k)(iii) of the Disclosure Schedule, to the Knowledge of the Company, no Hazardous Substances are now present in amounts, concentrations or conditions requiring removal, remediation or any other re-sponse, action or corrective action under, or forming the basis of a claim pursuant to, any Environmental Law, in, on, from or under the Owned Property or Leased Real Estate or any real property previously owned or operated by any Company Interests.

                   (iv) Except as set forth in Section 4.1(k)(iv) of the Disclosure Schedule, to the Knowledge of the Company, the Owned Property and Leased Real Estate are not being and have not been during the period of time they have been owned or leased by any Company Interests used in connection with the business of manufacturing, storing or transporting Hazardous Substances, and, to the Knowledge of the Company, no RCRA Haz-ardous Wastes are being or have been during the period of time owned or operated by any Company Interests treated, stored or disposed of there in violation of any Environmental Law.









                   (v) Except as set forth in Section 4.1(k)(v) of the Disclosure Schedule, to the Knowledge of the Company, there neither are nor have been during the period of time they have been owned or operated by any Company Interests any underground storage tanks, lagoons or other containment facilities of any kind which contain or contained any Hazardous Substances on the Owned Property and Leased Real Estate.

                   (vi) The Company has made available to the Parent and Merger Subsidiary, true and correct copies of, all environmen-tal audits or assessments, analyses of soil, groundwater, in-door and outdoor air, sediment, surface water and asbestos con-taining materials conducted on or after January 1, 1993 relat-ing in whole or in part to the Company and/or its subsidiaries undertaken by or on behalf of any of the Company Interests, and any written communications received by the Company since Janu-ary 1, 1993 from any Governmental Authorities relating in whole or in part to the existence of Hazardous Substances at any Owned Property and Leased Real Estate or any real property pre-viously owned or operated by any Company Interests or the com-pliance of the owners, operators or lessees thereof with re-spect to any Environmental Law.

                   (l) Absence of Certain Changes or Events. Except as disclosed in Section 4.1(l) of the Disclosure Schedule, since May 29, 1996, the Company and its subsidiaries have conducted the Business only in the ordinary course consistent with past practice, and there has not been (i) any event, occurrence or development of a state of circumstances which has had or could reasonably be expected to have a Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock or any repur-chase, redemption or other acquisition by the Company or any of its subsidiaries of any outstanding shares of capital stock or other securities of the Company or any of its subsidiaries,
         (iii) any adjustment split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (A) any granting by the Company or any of its subsidiaries to any current or former director, officer or employee of the Company or any of its subsidiaries of any material increase in compen-sation or benefits, except for grants to employees who are not officers or directors in the ordinary course of business con-sistent with past practice, (B) any granting by the Company or any of its subsidiaries to any such director, officer or em-ployee of any increase in severance or termination pay (in-cluding the acceleration in the vesting of Shares (or other property) or the provision of any tax gross-up), or (C) any









         entry by the Company or any of its subsidiaries into any em-ployment, deferred compensation, severance or termination agreement or arrangement with or for the benefit of any such current or former director, officer or employee, (v) any dam-age, destruction or loss, whether or not covered by insurance, that has had or could have a Material Adverse Effect, (vi) any change in accounting methods, principles or practices by the Company or any of its subsidiaries, (vii) any amendment, waiver or modification of any material term of any outstanding secu-rity of the Company or any of its subsidiaries or any of the Joint Venture Documents (or any material change in the opera-tions or financial arrangements relating to any of the Joint Ventures), (viii) any incurrence, assumption or guarantee by the Company or any of its subsidiaries of any material indebt-edness for borrowed money or other material obligations, (ix) any creation or assumption by the Company or any of its subsid-iaries of any Lien on any asset other than in the ordinary course of business consistent with past practice, but in no event with respect to assets with a value of, or obligations in an amount of, more than $100,000 for any one transaction or $250,000 in the aggregate, (x) any making of any loan, advance or capital contributions to or investment in any person other than in the ordinary course of business consistent with past practice, but in no event in the amount of more than $100,000 for any one transaction or $250,000 in the aggregate, and other than investments in cash equivalents made in the ordinary course of business consistent with past practice, (xi) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its subsidiaries relat-ing to its assets or business on behalf of the Company or any of its subsidiaries of more than $100,000 for any transaction or $250,000 for any series of transactions, (xii) any acqui-sition or disposition of any assets or any merger or consolida-tion with any person on behalf of the Company or any of its subsidiaries of more than $100,000 for any transaction or $250,000 for any series of transactions, (xiii) any relinquish-ment by the Company or any of its subsidiaries of any contract or other right, in either case, material to the Company and its subsidiaries taken as a whole, other than transactions and com-mitments in the ordinary course of business consistent with past practice and those contemplated by the Agreement, or (xiv) any agreement, commitment, arrangement or undertaking by the Company or any of its subsidiaries to perform any action de-scribed in clauses (i) through (xiii).

                   (m) Litigation. Except as disclosed in Section 4.1(m) of the Disclosure Schedule, to the Knowledge of the Com-pany, there is no Action or proceeding pending or threatened against or affecting the Company or any of its subsidiaries that, individually or in the aggregate, could reasonably be









         expected to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against the Company or any of its subsid-iaries which could reasonably be expected to have a Material Adverse Effect.

                   (n)  Compliance with Laws.  Except as disclosed in
         Section 4.1(n) of the Disclosure Schedule, to the Knowledge of the Company, the conduct by the Company and its subsidiaries of the Business is and has been in compliance with all statutes, laws, regulations, ordinances, rules, judgments, orders or de-crees, applicable thereto, except for violations or failures so to comply, if any, that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or give rise to material fines or other material civil penalties or any criminal liabilities. To the Knowledge of the Company, except as set forth on Section 4.1(n) of the Disclo-sure Schedule, the Company has not received any notice or other communications relating to any alleged violation of any stat-ute, law, regulation, ordinance, rule, judgment, order or de-cree from any Governmental Entity, or of any investigation with respect thereto, applicable to the Company or its subsidiaries which has not been satisfactorily addressed except for viola-tions, if any, that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and could not reasonably be expected to give rise to material fines or other material civil penalties or any criminal li-abilities.

                   (o) Absence of Changes in Stock or Benefit Plans. Except as disclosed in Section 4.1(o) of the Disclosure Sched-ule or as required under this Agreement, since May 29, 1996, there has not been (i) any acceleration, amendment or change of the period of exercisability or vesting of any Company Options under the Option Plans (including any discretionary accelera-tion of the exercise periods or vesting by the Company's Board of Directors or any committee thereof or any other persons ad-ministering an Option Plan) or authorization of cash payments in exchange for any Company Options under any of such Option Plans, (ii) any adoption or material amendment by the Company or any of its subsidiaries of any collective bargaining agree-ment or any bonus, pension, profit sharing, deferred compensa-tion, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, stock appreciation right, retire-ment, vacation, severance, disability, death benefit, hospital-ization, medical, worker's compensation, disability, supplemen-tary unemployment benefits, or other plan, arrangement or un-derstanding (whether or not legally binding) or any employment agreement providing compensation or benefits to any current or former employee, officer, director or independent contractor of









         the Company or any of its subsidiaries or any beneficiary thereof or entered into, maintained or contributed to, as the case may be, by the Company or any of its subsidiaries (col-lectively, "Benefit Plans"), or (iii) any adoption of, or amendment to, or change in employee participation or coverage under, any Benefit Plans which would increase materially the expense of maintaining such Benefit Plans above the level of the expense incurred in respect thereof for the fiscal year ended on May 29, 1996.

                   (p) ERISA Compliance. (i) Section 4.1(p) of the Disclosure Schedule contains a list of all "employee pension benefit plans" (defined in Section 3(2) of the Employee Retire-ment Income Security Act of 1974, as amended ("ERISA")), "em-ployee welfare benefit plans" (defined in Section 3(l) of ERISA) and all other Benefit Plans. With respect to each Ben-efit Plan, the Company has delivered or made available to Par-ent a true, correct and complete copy of: (A) each writing constituting a part of such Benefit Plan, including without limitation all plan documents, benefit schedules, trust agree-ments, and insurance contracts and other funding vehicles; (B) the most recent Annual Report (Form 5500 Series) and accompany-ing schedule, if any; (C) the current summary plan description, if any; (D) the most recent annual financial report, if any; and (E) the most recent determination letter from the United States Internal Revenue Service, if any.

                  (ii) Section 4.1(p) of the Disclosure Schedule iden-tifies each Benefit Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Quali-fied Plans"). The Internal Revenue Service has issued a favor-able determination letter with respect to each Qualified Plan that has not been revoked, and there are no existing circum-stances nor any events that have occurred that could adversely affect the qualified status of any Qualified Plan or the re-lated trust.

                 (iii) The Company and its subsidiaries have complied, and are now in compliance, in all material respects with all provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and all laws and regulations applicable to the Benefit Plans. Except as set forth in Section 4.1(p) of the Disclosure Schedule, no prohibited transaction has occurred with respect to any Benefit Plan. All contributions required to be made to any Benefit Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent










         not required to be made or paid on or before the date hereof, have been fully reflected in the SEC Documents.

                  (iv) No Benefit Plan is subject to Title IV or Sec-tion 302 of ERISA or Section 412 or 4971 of the Code. None of the Company, its subsidiaries and their respective ERISA Af-filiates (as defined below) has at any time since September 2, 1974, contributed to or been obligated to contribute to any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA or any plan with two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA. There does not now exist, nor do any circumstances exist that could result in, any Con-trolled Group Liability (as defined below) that would be a li-ability of the Company or any of its subsidiaries following the Closing. "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or
         (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA. "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of
         Section 601 et seq. of ERISA and Section 4980B of the Code, and
         (v) corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Benefit Plans.

                   (v)  Except as set forth in the SEC Documents or in
         Section 4.1(p)(v) of the Disclosure Schedule, neither the Com-pany nor any of its subsidiaries has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health con-tinuation coverage as required by Section 4980B of the Code or
         Part 6 of Title I of ERISA and at no expense to the Company and its subsidiaries.

                  (vi) Except as set forth in Section 4.1(p) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of the Company or any of its subsidiaries. With-out limiting the generality of the foregoing, no amount paid or payable by the Company or any of its subsidiaries in connection with the transactions contemplated hereby (either solely as a










         result thereof or as a result of such transactions in conjunc-tion with any other event) will be an "excess parachute pay-ment" within the meaning of Section 280G of the Code.

                 (vii) No labor organization or group of employees of the Company or any of its subsidiaries has made a pending de-mand for recognition or certification, and there are no repre-sentation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving the Company or any of its subsidiaries.

                (viii) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Benefit Plans, any fiduciaries thereof with respect to their duties to the Benefit Plans or the assets of any of the trusts under any of the Benefit Plans which could reasonably be ex-pected to result in any material liability of the Company or any of its subsidiaries to the Pension Benefit Guaranty Corpo-ration, the Department of Treasury, the Department of Labor or any multiemployer Benefit Plan.

                   (q) Taxes. As used in this Agreement, "tax" or "taxes" shall include all federal, state and local income, property, sales, excise and other taxes, tariffs or govern-mental charges or assessments of any nature whatsoever as well as any interest, penalties and additions thereto. Except as disclosed in Section 4.1(q) of the Disclosure Schedule:

                   (i) The Company and each of its subsidiaries have
              timely filed all income tax returns, statements, reports and forms and all other material tax returns (col-lectively, "Returns") required to be filed with any tax authority and in accordance with all applicable laws. All such Returns are correct and complete in all material re-spects. All material taxes owed by the Company and any of its subsidiaries (whether or not shown on any tax return) have been paid. There are no material Liens on any of the assets of the Company or any of its subsidiaries that arose in connection with any failure (or alleged failure) to pay any tax.

                   (ii) The Company and each of its subsidiaries has
              withheld and timely paid all material taxes required to have been withheld and paid in connection with amounts









              paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

                   (iii) Neither the Company nor any of its subsidiaries
              expects any authority to assess any additional material taxes against the Company or any of its subsidiaries for any period for which tax returns have been filed. No dis-pute or claim concerning any material tax liability of the Company or any of its subsidiaries has been proposed or claimed in writing by any authority.

                   (iv) Neither the Company nor any of its subsidiaries
              has waived any statute of limitations in respect of mate-rial taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

                   (v) Neither the Company nor any of its subsidiaries
              has filed a consent pursuant to Section 341(f) of the Code concerning collapsible corporations. Neither the Company nor any of its subsidiaries is a party to any tax alloca-tion or sharing agreement. Neither the Company nor any of its subsidiaries has any material liability for the taxes of any person (other than the Company and any of its sub-sidiaries that is currently a member of the Company's af-filiated group filing a consolidated federal income tax return) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a trans-feree or successor, by contract, or otherwise.

                   (vi) Neither the Company nor any of its subsidiaries
              is required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other law or regulations) in its current or in any future taxable period by reason of a change in accounting method; nor to the Knowledge of the Company or any of its subsid-iaries has the Internal Revenue Service (or other taxing authority) proposed or is considering proposing, any such change in accounting method. Except as disclosed in Sec-tion 4.1(q)(vi) of the Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement, contract, or arrangement that, individually or collectively, could give rise to the payment of any amount (whether in cash or property, including Shares or other equity interests) that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(m), 162(n) or 280G of the Code.













                   (r) Contracts; Debt Instruments. (i) Except as otherwise disclosed in Section 4.1(r) of the Disclosure Sched-ule, neither the Company nor any of its subsidiaries is a party to or subject to:

                   (A) any collective bargaining or other agreements with labor unions, trade unions, employee representatives, work committees, guilds or associations representing em-ployees of the Company and its subsidiaries;

                   (B) any employment consulting, severance, termina-tion, or indemnification agreement, contract or arrange-ment, written or oral, with any current or former officer, consultant, director or employee which (1) provides for payments in excess of $75,000 per annum or (2) requires aggregate payments over the life of such agreement, con-tract or arrangement in excess of $150,000 or which in any case is not terminable by the Company or its subsidiaries on 60 days' notice or less without penalty or obligation to make payments related to or after such termination;

                   (C) any joint venture contract or arrangement or any other agreement which has involved or is expected to in-volve a sharing of revenues of $100,000 per annum or more with other persons;

                   (D) any lease for real or personal property in which the amount of payments which the Company is required to make, or is expected to receive, on an annual basis ex-ceeds $50,000;

                   (E) any material agreement, contract, policy, Li-cense, document, instrument, arrangement or commitment which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired or adversely affected by reason of the execution of this Agreement, the closing of the Merger, or the con-summation of the other transactions contemplated hereby;

                   (F) any agreement, contract, policy, License, docu-ment, instrument, arrangement or commitment that materi-ally limits the freedom of the Company or any of its sub-sidiaries to compete in any line of business or with any person or in any geographic area or which would so materi-ally limit the freedom of the Company or any of its sub-sidiaries or Parent, Merger Subsidiary or any of their subsidiaries after the Effective Time;

                   (G) any agreement or contract relating to any out-standing commitment for capital expenditures in excess of









              $50,000 individually or $200,000 in the aggregate, or any partially or fully executory agreement or contract relat-ing to the acquisition or disposition of rights or assets having a value of in excess of $50,000 individually or $200,000 in the aggregate;

                   (H) any sale-leaseback, conditional sale, exclusive dealing, brokerage, finder's fee or take-or-pay contract or agreement; or

                   (I) any other agreement, contract, policy, License, document, instrument, arrangement or commitment not made in the ordinary course of business which is material to the Company and its subsidiaries taken as a whole.

                  (ii) None of the Company, its subsidiaries and, to the Knowledge of the Company, none of the other parties to any of the contracts and agreements identified in Section 4.1(r)(i) of the Disclosure Schedule or otherwise disclosed in the SEC Documents is in default under or has terminated any such con-tract or agreement, or in any way expressed an intent to mate-rially reduce or terminate the amount of, its business with the Company or any of its subsidiaries in the future.

                 (iii) Set forth in Section 4.1(r)(iii) of the Disclo-sure Schedule is (A) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or any of its subsidiaries is outstanding or may be incurred and (B) the respective principal amounts currently outstanding thereunder. Except as set forth in Section 4.1(r)(iii) of the Disclosure Schedule, all such indebtedness is prepayable at any time without penalty, subject to the notice provisions of the agreements governing such indebtedness (which, except as set forth in Section 4.1(r)(iii) of the Disclosure Schedule, shall not require a notice period of more than thirty days). For purposes of this Section 4.1(r)(iii), "indebtedness" shall mean, with respect to any person, without duplication, (A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such per-son upon which interest charges are customarily paid, (D) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (E) all obligations of such person issued or as-sumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw ma-terials, inventory, services and supplies incurred in the ordi-nary course of such person's business), (F) all capitalized









         lease obligations of such person, (G) all obligations of others secured by any Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (H) all obligations of such person under interest rate or currency swap transactions (valued at the ter-mination value thereof), (I) all letters of credit issued for the account of such person (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business), (J) all obligations of such person to purchase securities (or other property) which arises out of or in connection with the sale of the same or substantially similar securities or property, and
         (K) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person.

                   (s) Insurance. The Company and its subsidiaries are covered by valid and currently effective insurance policies issued in favor of the Company that are customary for companies of similar size and financial condition. Except as set forth on Section 4.1(s) of the Disclosure Schedule, to the Knowledge of the Company, all such policies are in full force and effect, all premiums due thereon have been paid and the Company has complied with the provisions of such policies. Except as dis-closed, the Company has not been advised of any defense to cov-erage in connection with any claim to coverage asserted or no-ticed by the Company under or in connection with any of its extant insurance policies. The Company has not, to the Knowl-edge of the Company, received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering the Company and its subsidiaries that there will be a cancellation or non-renewal of existing poli-cies or binders, or that alteration of any equipment or any improvements to real estate occupied by or leased to or by the Company or its subsidiaries, purchase of additional equipment, or material modification of any of the methods of doing busi-ness, will be required.

                   (t) Interests of Officers and Directors. None of the Company's or any of its subsidiaries' officers or directors has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Com-pany or its subsidiaries, or any supplier, distributor or cus-tomer of the Company or its subsidiaries, except for the normal rights of a shareholder and rights under the Benefit Plans and the Option Plans.













                   (u) State Takeover Statutes. No "fair price," "moratorium," "control share acquisition," or other anti-take-over statute or similar statute or regulation, applies or pur-ports to apply to the Merger, this Agreement or any of the transactions contemplated hereby.

                   (v) Brokers. L.H. Friend, Weinreiss, Frankson & Presson, Inc. ("L.H. Friend") has orally delivered to the Company's Board of Directors its opinion that the consideration to be paid in the Merger is fair to the holders of Shares from a financial point of view, and shall deliver such opinion in writing to the Company's Board of Directors prior to the date the Company files the Company Proxy Statement with the SEC. In addition, no broker, investment banker, financial advisor or other person, other than L.H. Friend, the fees and expenses of which will be paid by the Company (and copies of whose engage-ment letters and a calculation of the fees that would be due thereunder has been provided to Parent), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its subsidiaries. No such engagement letters obligate the Company to continue to use their services or pay fees or expenses in connection with any future transac-tion.

                   4.2. Representations and Warranties of Parent and Merger Subsidiary. Parent and Merger Subsidiary represent and warrant to the Company as follows:

                   (a) Organization, Standing and Corporate Power. Each of Parent and Merger Subsidiary is a corporation duly or-ganized, validly existing and in good standing under the laws of its respective state of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted.

                   (b) Authority; Noncontravention. Parent and Merger Subsidiary have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contem-plated by this Agreement have been duly authorized by all nec-essary corporate action on the part of Parent and Merger Sub-sidiary. This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and, assuming this Agreement













         constitutes a valid and binding agreement of the Company, con-stitutes a valid and binding obligation of such party, enforce-able against such party in accordance with its terms. The ex-ecution and delivery of this Agreement do not, and the con-summation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a material ben-efit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the certificate of incorporation or bylaws of Parent or Merger Subsidiary, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or any other contract, agree-ment, instrument, permit, concession, franchise or license ap-plicable to Parent or Merger Subsidiary or their respective properties or assets or (iii) subject to the governmental fil-ings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Merger Subsidiary or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such con-flicts, violations, defaults, rights, losses or Liens that in-dividually or in the aggregate would not impair the ability of Parent and Merger Subsidiary to perform their respective obli-gations under this Agreement or prevent the consummation of any of the transactions contemplated by this Agreement (a "Parent Material Adverse Effect"). Other than those Consents referred to in the Disclosure Schedule on the part of the Company, no Consent of any Governmental Entity is required by or with re-spect to Parent, Merger Subsidiary or any other subsidiary of Parent in connection with the execution and delivery of this Agreement or the consummation by Parent or Merger Subsidiary, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the filing of the documents re-ferred to in Section 1.3 hereof in accordance with the DGCL and the CGCL and similar documents with the relevant authorities of other states in which the Company is qualified to do business,
         (ii) the filing of a premerger notification and report form under the HSR Act, (iii) compliance with any applicable re-quirements of the Exchange Act, (iv) such Consents as may be required under relevant state and local alcohol, lottery, gam-ing and gambling licensing laws and (v) such other Consents as to which the failure to obtain or make could not reasonably be expected to have a Parent Material Adverse Effect.

                   (c) Disclosure Documents. (i) The information with respect to Parent and its subsidiaries that Parent furnishes to the Company in writing, specifically for use in the Company









         Proxy Statement will not contain, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at the time of filing the Company Proxy Statement with the SEC, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company, at the time the shareholders vote on adoption of this Agreement and at the Effective Time.

                   (d) Brokers. No broker, investment banker, finan-cial advisor or other person is entitled to any broker's, find-er's, financial advisor's or other similar fee or commission from the Company in connection with the transactions contem-plated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Subsidiary.

                   (e) Financing. Parent will have available suf-ficient financing and provide or cause to be provided to Merger Subsidiary the funds necessary to consummate the Merger in ac-cordance with their terms and the terms of this Agreement.


                                    ARTICLE V

                             COVENANTS OF THE COMPANY

                   The Company agrees that:

                   SECTION 5.1. Conduct of Business. During the period from the date of this Agreement to the Effective Time, the Com-pany shall, and shall cause its subsidiaries to, carry on their business in the ordinary course of business in substantially the same manner as heretofore conducted and, to the extent con-sistent therewith, use all reasonable efforts to preserve in-tact their current business organizations, keep available the services of their current officers and employees (as a group) and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as disclosed on Schedule 5.1 of the Disclosure Schedule, the Company shall not, and shall not per-mit any of its subsidiaries to, without the prior written ap-proval of Parent:

                   (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly-owned subsidiary of the Company to its parent; provided the









         Company may continue to declare and pay its regular quarterly cash dividends on the Shares in an amount not to exceed $.065 (six and one-half cents) per share per quarter, with its usual record and payment dates for such dividends, in accordance with the Company's past practice, (ii) adjust, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) pur-chase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securi-ties thereof or any rights, warrants or options to acquire any such shares or other securities (other than in connection with the exercise of Company Options in accordance with the terms thereof as in effect on the date hereof or as contemplated by
         Section 2.4 hereof);

                   (b) issue, deliver, sell, pledge or otherwise encum-ber any shares of its capital stock, any other voting securi-ties or any securities convertible into, or any rights, war-rants or options, including Company Options, to acquire, any such shares, voting securities or convertible securities (other than the issuance of Shares upon the exercise of Company Op-tions outstanding as of the date hereof);

                   (c) amend its articles of incorporation, bylaws or other comparable charter or organizational documents;

                   (d) amend, modify or waive any provision of any of the Joint Venture Documents or make any material change to the operations or financial arrangements relating to any of the Joint Ventures;

                   (e) mortgage or otherwise encumber or subject to any Lien or, except in the ordinary course of business consistent with past practice and pursuant to existing contracts or com-mitments, sell, lease, license, transfer or otherwise dispose of any material properties or assets;

                   (f) amend, modify or waive any material term of any outstanding security of the Company and its subsidiaries;

                   (g) incur, assume, guarantee or become obligated with respect to any indebtedness (as defined in Section 4.1(r) hereof), other than drawings on existing revolving credit fa-cilities listed in Section 4.1(r) of the Disclosure Schedule, in the ordinary course of business, consistent with past prac-tice and in accordance with the terms thereof, or incur, as-sume, guarantee or become obligated with respect to any other material obligations other than in the ordinary course of busi-ness and consistent with past practice;









                   (h) make or agree to make any new capital expendi-tures or acquisitions of assets or property or other acquisi-tions or commitments in excess of $50,000 individually or $200,000 in the aggregate or otherwise acquire or agree to ac-quire any material assets or property;

                   (i) make any material tax election or take any mate-rial tax position (unless required by law) or change its fiscal year or accounting methods, policies or practices (except as required by changes in GAAP) or settle or compromise any mate-rial income tax liability;

                   (j) make any loan, advance or capital contributions to or investment in any person other than in the ordinary course of business consistent with past practice, but in no event in the amount of more than $50,000 for any one transac-tion or $250,000 in the aggregate, and other than investments in cash equivalents made in the ordinary course of business consistent with past practice;

                   (k) pay, discharge or satisfy any claims, liabili-ties or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction thereof, in the ordinary course of business con-sistent with past practice and in accordance with their terms, modify, amend or terminate any material contract or agreement to which it is a party, or release or waive any material rights or claims, or subject to the fiduciary duties of the Board of Directors of the Company under the CGCL as determined by the Board of Directors in accordance with the written advice of Stradling, Yocca, Carlson & Rauth, counsel to the Company, and upon prior written notice to Parent, waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsid-iaries is a party;

                   (l) (i) grant to any current or former director, officer or employee of the Company or any of its subsidiaries any material increase in compensation or benefits, except for employees who are not officers or directors in the ordinary course of business consistent with past practice, (ii) grant to any such director, officer, or employee any increase in sever-ance or termination pay (including the acceleration in the ex-ercisability of Company Options or in the vesting of Shares (or other property) except for automatic acceleration in accordance with the terms of the Option Plans, ESOP, or ESPP or the provi-sion of any tax gross-up), or (iii) enter into any employment, deferred compensation, severance or termination agreement or arrangement with or for the benefit of any such current or former director, officer, or employee;









                   (m) (i) take or agree or commit to take any action that would make any representation or warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time or (ii) omit or agree or com-mit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any mate-rial respect at any such time; or

                   (n) authorize any of, or commit or agree to take any of, the foregoing actions.

                   SECTION 5.2. Shareholder Meeting; Proxy Material. The Company shall cause a meeting of its shareholders (the "Company Shareholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Directors of the Company shall, subject to their fiduciary du-ties under the CGCL as determined by the Board of Directors in accordance with the written advice of Stradling, Yocca, Carlson & Rauth, counsel to the Company, recommend approval and adop-tion of this Agreement and the Merger by the Company's share-holders. In connection with such meeting, the Company (i) will promptly prepare and file with the SEC, will use its best ef-forts to have cleared by the SEC and will thereafter mail to its shareholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (ii) subject to the fiduciary duties of the Board of Directors of the Company under the CGCL as determined by the Board of Direc-tors in accordance with the written advice of Stradling, Yocca, Carlson & Rauth, counsel to the Company, will use its best ef-forts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby and
         (iii) will otherwise comply with all legal requirements ap-plicable to such meeting. The Company has been advised that all of its directors and executives currently intend to vote all shares owned by them in favor of the Merger. The Company will provide Parent with a copy of the preliminary proxy state-ment and all modifications thereto prior to filing or delivery to the SEC and will consult with Parent in connection there-with. The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Com-pany Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Com-pany Proxy Statement or the Merger. If at any time prior to the Company Shareholder Meeting there shall occur any event that should be set forth in an amendment or supplement to the Company Proxy Statement, the Company will promptly prepare and









         mail to its shareholders such an amendment or supplement. The Company will not mail any Company Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects.

                   SECTION 5.3. Access to Information. From the date hereof until the Effective Time, the Company will give Parent, its counsel, financial advisors, auditors and other authorized representatives full access (during normal business hours and upon reasonable notice) to the offices, properties, officers, employees, accountants, auditors, counsel and other representa-tives, books and records of the Company and its subsidiaries (including to perform any environmental studies), will furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial, operating and prop-erty related data and other information as such persons may reasonably request, and will instruct the Company's and its subsidiaries' employees, counsel and financial advisors to co-operate with Parent in its investigation of the business of the Company and the subsidiaries including without limitation, in connection with Parent's obtaining title reports, surveys, en-vironmental reports and similar reports or studies with respect to the Owned Properties or the Leased Real Estate, and will exercise all reasonable efforts to obtain from landlords such estoppel certificates as Parent may request; provided that no investigation pursuant to this Section 5.3 shall affect any representation or warranty given by the Company hereunder.

                   SECTION 5.4. No Solicitation. The Company agrees that neither the Company nor any of its subsidiaries nor any of the respective officers and directors of the Company or its subsidiaries shall, and the Company shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its subsidi-aries) not to, initiate, continue, solicit or encourage, di-rectly or indirectly, any inquiries or the making of any pro-posal or offer (including, without limitation, any proposal or offer to shareholders of the Company) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisi-tion Proposal") or, subject to the fiduciary duties of the Board of Directors of the Company under the CGCL as determined by the Board of Directors in accordance with the written advice of Stradling, Yocca, Carlson & Rauth, counsel to the Company, engage in any negotiations concerning, or provide any confiden-tial information or data to, or have any discussions with, any










         person relating to an Acquisition Proposal, or otherwise fa-cilitate any effort or attempt to make or implement an Acquisi-tion Proposal or, enter into any agreement or understanding with any other person or entity with the intent to effect any Acquisition Proposal. The Company will take all necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this
         Section 5.4. The Company will notify Parent immediately, orally and in writing (including the names of any party making and the principal terms of any such proposal), if any such in-quiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company. Im-mediately following the execution of this Agreement, the Com-pany will request each person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof (the "Confiden-tiality Agreements") to return all confidential information heretofore furnished to such person by or on behalf of the Com-pany. The Company will keep Parent fully informed of the sta-tus and details (including amendments or proposed amendments) of any such request, proposal or inquiry.

                   SECTION 5.5. Fair Price Structure. If any "fair price," "control share acquisition" or "moratorium" statute or other anti-takeover or similar statute or regulation or any state "blue sky" statute shall become applicable to the trans-actions contemplated hereby, the Company and the members of the Board of Directors of the Company shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of such statute or regu-lation on the transactions contemplated hereby or thereby.

                   5.6. Covenants Regarding Certain Benefit Plans. (a) The Company shall take all steps necessary and appropriate so that the Company's Employee Stock Ownership Plan (the "ESOP") is amended as follows: (i) all participants in the ESOP shall be fully vested in their account balances immediately prior to the Effective Time, (ii) no further contributions shall be made to the ESOP (except as set forth in Section 4.1(p) of the Dis-closure Schedule), and (iii) the ESOP shall be terminated as of the Effective Time and all participants thereunder shall re-ceive distributions of their account balances as promptly as reasonably practicable thereafter.

                   (b) If the Effective Time occurs during fiscal year 1997, then as of the Effective Time, the Company's Management Incentive Bonus Plan, previously provided to Parent, for fiscal









         1997 shall terminate, and the participants therein shall be entitled to receive, as soon as practicable thereafter, bonuses under such plan to the extent earned, based upon the Company's pretax earnings from the beginning of fiscal 1997 through the Effective Time, but in any case not to exceed $200,000 in the aggregate.

                   (c) If the Effective Time occurs during fiscal year 1997, then as of the Effective Time, the Cash Flow Incentive Plans for America and Carpet, previously provided to Parent, for fiscal 1997 shall terminate, and the participants thereun-der shall be entitled to receive bonuses under such plans to the extent earned, based upon such joint ventures' cash flow from the beginning of fiscal 1997 through the Effective Time, but in any case not to exceed $200,000 in the aggregate.

                   (d) If the Effective Time occurs during fiscal year 1997, then as of the Effective Time, the Triangle Bowl Bonus Plan for fiscal 1997, previously provided to Parent, shall ter-minate, and the participants thereunder shall be entitled to receive bonuses under such plan to the extent earned, based upon such partnership's operating profit, cash flow, revenue and otherwise from the beginning of fiscal 1997 through the Effective Time, but in any case not to exceed $200,000 in the aggregate.

                   SECTION 5.7. Cooperation in Arrangements with Lend-ers. The Company shall, and shall cause its subsidiaries to, cooperate with and assist Parent and its professionals and ad-visors in arranging for the prepayment at the Effective Time of all indebtedness (as defined in Section 4.1(r)) of the Company and its subsidiaries (the "Prepayment Debt") and shall provide whatever other assistance and cooperation Parent and its pro-fessionals and advisors might reasonably request in connection therewith.

                   SECTION 5.8. Title Insurance. The Company shall provide to Parent at or prior to the Effective Time such af-fidavits and other documents as may be reasonably required by Parent in order to obtain customary title insurance coverage with respect to the Owned Properties and the Leased Real Es-tate, including, without limitation, non-imputation endorse-ments to the Company's existing title insurance policies and the deletion of all standard exceptions from any title insur-ance policies purchased at or prior to the Effective Time.














                                    ARTICLE VI

                               COVENANTS OF PARENT

                   Parent agrees that:

                   SECTION 6.1. Confidentiality. Prior to the Effec-tive Time and after any termination of this Agreement, Parent will hold, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, con-sultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company and its subsidiaries fur-nished to Parent in connection with the transactions contem-plated by this Agreement except to the extent that such infor-mation can be shown to have been (i) previously known on a non-confidential basis by Parent, (ii) in the public domain through no fault of Parent or (iii) later lawfully acquired by Parent from sources other than the Company; provided that Parent may disclose such information to its officers, directors, employ-ees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement and to its (and its parent entities') lenders and equity inves-tors in connection with obtaining the financing for the trans-actions contemplated by this Agreement so long as such persons are informed by Parent of the confidential nature of such in-formation and are directed by Parent to treat such information confidentially. Parent's obligation to hold any such informa-tion in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to pre-serve the confidentiality of its own similar information. If this Agreement is terminated, Parent will, and will use its best efforts to cause its officers, directors, employees, ac-countants, counsel, consultants, advisors and agents to, de-liver to the Company, upon request, or, at the election of Par-ent, destroy, all documents and other materials and all copies thereof, obtained by Parent or on its behalf from the Company in connection with this Agreement that are subject to such con-fidentiality.

                   SECTION 6.2. Obligations of Merger Subsidiary. Par-ent will take all action, and provide all financing, necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.













                   SECTION 6.3. Voting of Shares. Parent agrees to vote all Shares beneficially owned by it, if any, in favor of adoption of this Agreement at the Company Shareholder Meeting.

                   SECTION 6.4. Director and Officer Liability. (a) For six years after the Effective Time, Parent will cause the Surviving Corporation to indemnify and hold harmless the present and former officers, directors, employees and agents of the Company (the "Indemnified Parties") in respect of acts or omissions occurring on or prior to the Effective Time or aris-ing out of or pertaining to the transactions contemplated by this Agreement to the extent provided under the Company's ar-ticles of incorporation and bylaws in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. Parent and Surviving Corporation shall not amend the articles of incorporation or bylaws of the Surviving Corporation to amend the indemnification provisions therein in a manner incon-sistent with this Section 6.4 for the six year period referred to above. For three years after the Effective Time, Parent will cause the Surviving Corporation to use its best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring on or prior to the Effective Time covering each such person currently covered by the Company's officers' and directors' liability insurance policy on terms substantially similar to those of such policy in ef-fect on the date hereof, provided that in satisfying its obli-gation under this Section 6.4, Parent shall not be obligated to cause the Surviving Corporation to pay premiums in excess of 150% of the amount per annum the Company paid in its last full fiscal year, which amount has been disclosed to Parent, and if the Surviving Corporation is unable to obtain the insurance required by this Section 6.4, it shall obtain as much compa-rable insurance as possible for an annual premium equal to such maximum amount.

                   (b) After the Effective Time, Parent and the Surviv-ing Corporation will fulfill and honor in all respects the ob-ligations of the Company pursuant to the indemnification agree-ments with the Company's officers, directors and key employees listed on Section 6.4 of the Disclosure Schedule as is in ex-istence on the date hereof. Such indemnification agreements have been provided to Parent.

                   (c) The Indemnified Parties are intended third party beneficiaries of this Section 6.4 to the extent such provisions benefit any such Indemnified Party.

                   SECTION 6.5. Employees. (a) Parent agrees to honor in accordance with their terms all Benefit Plans delivered to









         Parent prior to the date hereof and all accrued benefits vested thereunder; it being understood and agreed that nothing in this
         Section 6.5(a) shall prevent Parent from amending or terminat-ing any such Benefit Plan in any manner permitted in accordance with the terms thereof.

                   (b) Parent agrees for a period of six months follow-ing the Effective Time to provide employees of the Company and its subsidiaries retained by Parent with employee benefits in the aggregate no less favorable than those benefits provided to Parent's similarly situated employees; provided that Parent shall be under no obligation to retain any employee or group of employees of the Company or its subsidiaries.

                   (c) Parent and the Surviving Corporation shall make severance payments to any employee of the Company set forth on
         Section 6.5(c) of the Disclosure Schedule hereto, who is termi-nated during the six month period following the Effective Time for reasons other than cause or failure of performance. The amount of such severance payments shall be in an amount equal to (i) if such employee is listed on Section 6.5(c) of the Dis-closure Schedule as an hourly employee, one (1) week of such employee's current base pay for each year of service of the employee with the Company or its affiliates ("Service"), or
         (ii) if such employee is listed on Section 6.5(c) of the Dis-closure Schedule as a salaried employee, two (2) weeks of such employee's current base pay for each year of Service, in either such case not to exceed an aggregate of (x) if such employee is listed on Section 6.5(c) of the Disclosure Schedule as having less than ten (10) years of Service, thirteen (13) weeks of such severance, or (y) if such employee is listed on Section 6.5(c) of the Disclosure Schedule as having more than ten (10) years of Service, twenty-six (26) weeks of such severance.
         Each employee set forth in Section 6.5(c) of the Disclosure Schedule hereto shall be entitled to enforce the provisions hereof to the extent such employee becomes entitled to severe-ance as described in this Section 6.5.


                                   ARTICLE VII

                       COVENANTS OF PARENT AND THE COMPANY

                   The parties hereto agree that:

                   SECTION 7.1. HSR Act Filings; Reasonable Efforts; Notification. (a) Each of Parent and the Company shall (i) promptly make or cause to be made the filings required of such party or any of its subsidiaries under the HSR Act with respect to the transactions contemplated by this Agreement, (ii) comply at the earliest practicable date with any request









         under the HSR Act for additional information, documents, or other material received by such party or any of its subsidiar-ies from the Federal Trade Commission or the Department of Jus-tice or any other Governmental Entity in respect of such fil-ings or such transactions, and (iii) cooperate with the other party in connection with any such filing, and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Entity under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Fed-eral Trade Commission Act, as amended, and any other federal or state statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade with respect to any such filing or any such transaction. Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Entity regarding any such filings or any such transaction. Neither party shall participate in any meet-ing, with any Governmental Entity in respect of any such fil-ings, investigation, or other inquiry without giving the other party notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and par-ticipate.

                   (b) Each of Parent and the Company shall use all reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or any state statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade with respect to the transactions contemplated hereby as promptly as possible after the execution of this Agreement.

                   (c) Subject to the fiduciary duties of the Board of Directors of the Company, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most ex-peditious manner practicable the Merger and the other transac-tions contemplated by this Agreement, including (i) the obtain-ing of all other necessary actions or nonactions, waivers, con-sents and approvals from Governmental Entities and the making of all other necessary registrations and filings (including other filings with Governmental Entities, if any), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the preparation of the Company Proxy Statement, (iv) the repayment of all of the Company's indebted-ness as contemplated by Section 5.7 hereof at the Effective










         Time, and (v) the execution and delivery of any additional in-struments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

                   (d) Notwithstanding anything to the contrary in Sec-tion 7.1(a), (b) or (c), (i) neither Parent nor any of its sub-sidiaries shall be required to divest, or cause or permit the Company or its subsidiaries or affiliates to divest, any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limita-tion that could reasonably be expected to have a material ad-verse effect on the value, condition (financial or otherwise), prospects, business or results of operations or prospects of Parent and its subsidiaries taken as a whole or of the Company and its subsidiaries taken as a whole, or all such entities taken together, and (ii) neither Parent nor Merger Subsidiary shall be required to waive any of the conditions to the Merger set forth in Article VIII.

                   (e) The Company shall give prompt notice to Parent of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any respect or
         (ii) the failure by it to comply with or satisfy in any respect any covenant, condition or agreement to be compiled with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warran-ties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                   (f) The Company shall give prompt notice to Parent, and Parent or Merger Subsidiary shall give prompt notice to the Company, of:

                   (i) any notice or other communication from any per-son alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

                  (ii) any notice or other communication from any Gov-ernmental Entity in connection with the transactions con-templated by this Agreement; and

                 (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting it or any of its subsidiaries which, if pending on the date of this Agreement would have been required to have been disclosed pursuant to Section 4.1(l), 4.1(m), 4.1(n), 4.1(p) or 4.1(q) or which relate to the consumma-tion of the transactions contemplated by this Agreement.









                   SECTION 7.2. Public Announcements. Parent and Merg-er Subsidiary, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or with NASDAQ. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form previously agreed to by the parties.


                                   ARTICLE VIII

                             CONDITIONS TO THE MERGER

                   SECTION 8.1. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub-sidiary to consummate the Merger are subject to the satisfac-tion of the following conditions:

                   (a) this Agreement shall have been approved and adopted by the outstanding Shares of the Company within the meaning and in accordance with the CGCL;

                   (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired; and

                   (c) no provision of any applicable law or regulation and no judgment, injunction, order, decree or other legal restraint shall prohibit the consummation of the Merger.

                   SECTION 8.2. Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are further subject to the satisfaction of the following conditions:

                   (a) there shall not be instituted or pending any action by any Governmental Entity (i) challenging or seek-ing to make illegal, to delay materially or otherwise di-rectly or indirectly to restrain or prohibit the consumma-tion by Parent or Merger Subsidiary of the Merger, seeking to obtain material damages or imposing any material ad-verse conditions in connection therewith or otherwise di-rectly or indirectly relating to the transactions contem-plated by this Agreement or the Merger, (ii) seeking to









              restrain or prohibit Parent's or Merger Subsidiary's own-ership or operation (or that of their respective subsid-iaries or affiliates) of all or any portion of the busi-ness or assets of the Company and its subsidiaries, or of Parent and its subsidiaries or affiliates, or to compel Parent or any of its subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its subsidiaries, or of Parent and its subsidiaries and affiliates, (iii) seek-ing to impose limitations on the ability of Parent or any of its subsidiaries or affiliates effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by Parent or any of its subsidiaries or affiliates on all matters properly presented to the Company's shareholders,
              (iv) seeking to require divestiture by Parent or any of its subsidiaries or affiliates of any Shares, or (v) that otherwise, in the reasonable judgment of Parent, is likely to materially adversely affect the value, condition (fi-nancial or otherwise), prospects, business, or results of operations of the Company and its subsidiaries, or Parent and its subsidiaries;

                   (b) the Company shall have performed in all material respects its covenants and agreements under this Agree-ment, and the representations and warranties of the Com-pany set forth in this Agreement that are qualified as to materiality shall be true when made and at and as of the Effective Time as if made at and as of such time, and the representations and warranties set forth in this Agreement that are not so qualified shall be true in all material respects when made and at and as of the Effective Time as if made at and as of such time; and Parent and Merger Sub-sidiary shall have received a certificate of the Chief Executive Officer or a Vice President of the Company to that effect;

                   (c) no change shall have occurred or been threatened (and no development shall have occurred or been threatened involving a prospective change) that, in the reasonable judgment of Parent, is or is likely to have a Material Adverse Effect;

                   (d) other than the filing of the certificate of mer-ger in accordance with DGCL and a copy of the merger agreement with an officers' certificate of each Constitu-ent Corporation in accordance with the CGCL, after making reasonable efforts, Parent and its subsidiaries (including Merger Subsidiary) shall not have obtained, all regulatory approvals, licenses and other Consents including all such









              Consents and licenses, relating to the sale and service of alcoholic beverages and any gaming or gambling activities required to be obtained prior to the consummation of the Merger and the transactions contemplated by this Agree-ment; and

                   (e) Parent shall be reasonably satisfied that at or prior to the Effective Time (x) all Prepayment Debt will be prepaid in full and (y) the Company will be consummat-ing the acquisitions of all remaining interests in Tri-angle, America and Carpet in accordance with the joint venture acquisition agreements referred to in the third and fourth WHEREAS clauses of this Agreement.

                   SECTION 8.3. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the further satisfaction of the following conditions:

                        Parent and Merger Subsidiary shall have per-
              formed in all material respects their covenants and agree-ments under this Agreement, and the representations and warranties of Parent and Merger Subsidiary set forth in this Agreement that are qualified as to materiality shall be true when made at and as of the Effective Time as if made and at and as of such time, and the representations and warranties set forth in this Agreement that are not so qualified shall be true in all material respects when made and at and as of the Effective Time as if made at and as of such time; and the Company shall have received cer-tificates of the Chief Executive Officer or a Vice Presi-dent of Parent and Merger Subsidiary to that effect.


                                    ARTICLE IX

                                   TERMINATION

                   SECTION 9.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agree-ment by the shareholders of the Company):

                   (i) by mutual written consent of the Company and Parent;

                  (ii) by either Parent or the Company, if at the Com-pany Shareholder Meeting or any adjournment thereof at which the Company Shareholder Approval is voted upon, the Company Shareholder Approval shall not have been obtained;









                 (iii) by either the Company or Parent, if the Merger has not been consummated by July 31, 1997, (provided that the party seeking to terminate the Agreement shall not have breached its obligations under this Agreement in any material respect);

                  (iv) by either the Company or Parent, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Parent or the Com-pany from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and applicable;

                   (v) by Parent, at any time prior to the Effective Time, by action of the Board of Directors of Parent, if
              (x) the Company shall have failed to comply in any mate-rial respect with any of the covenants or agreements con-tained in this Agreement to be complied with or performed by the Company at or prior to such date of termination or
              (y) the Board of Directors of the Company shall have with-drawn or modified in a manner adverse to Parent or Merger Subsidiary its approval or recommendation of this Agree-ment or the Merger, or shall have resolved to do any of the foregoing; or

                  (vi) by the Company, at any time prior to the Effec-tive Time, by action of the Board of Directors of the Com-pany, (A) if Parent or Merger Subsidiary shall have failed to comply in any material respect with any of the cov-enants or agreements contained in this Agreement to be complied with or performed by Parent or Merger Subsidiary at or prior to such date of termination, or (B) the Com-pany receives an Acquisition Proposal on terms the Company's Board of Directors (after consultation with its financial advisors) determines to be more favorable to the Company's shareholders than the terms of the Merger, and the Company's Board of Directors determines in accordance with the written advice of Stradling, Yocca, Carlson & Rauth, counsel to the Company, (x) that to continue to recommend that holders of Shares vote in favor of the Merger, notwithstanding the receipt of such offer with re-spect to an Acquisition Proposal, would violate the fidu-ciary duties of the Company's Board of Directors to the Company's shareholders and (y) to accept such Acquisition Proposal; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this
              Section 9.1(vi)(B) unless it has provided Parent and Merger Subsidiary with two business days prior written










              notice of its intent to so terminate this Agreement to-gether with a detailed summary of the terms and conditions (including proposed financing, if any) of such Acquisition Proposal; provided, further, that Parent shall receive the fees set forth in Section 10.4(b) immediately prior to any termination pursuant to this Section 9.1(vi)(B) by wire transfer in same day funds.

                   SECTION 9.2. Effect of Termination. If this Agree-ment is terminated pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto or their respective officers and di-rectors, except that the agreements contained in Sections 6.1,
         10.4 and 10.6 shall survive the termination hereof. Specifi-cally, and without limiting the generality of the foregoing, Parent and Merger Subsidiary agree that, except as expressly provided in Section 10.4(b), termination of this Agreement shall be their sole and exclusive remedy for any nonwillful breach by the Company of its representations, warranties and covenants under this Agreement and the Company agrees that ter-mination of this Agreement shall be its sole and exclusive rem-edy for any nonwillful breach by Parent or Merger Subsidiary of their representations, warranties and covenants under this Agreement.


                                    ARTICLE X

                                  MISCELLANEOUS

                   SECTION 10.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

                   if to Parent or Merger Subsidiary, to:

                                        AMF Bowling Centers, Inc.
                                        8100 AMF Drive
                                        Mechanicsville, VA  23111
                                        Telecopy:  (804) 730-6612
                                        Attn:  Daniel M. McCormack

                      with a copy to:
                                        Wachtell, Lipton, Rosen & Katz
                                        51 West 52nd Street
                                        New York, NY  10019
                                        Telecopy:  (212) 403-2000
                                        Attn:  Mitchell S. Presser











                      if to the Company, to:

                                        American Recreation Centers, Inc.
                                        11171 Sun Center Drive
                                        Rancho Cordova, CA  95670
                                        Telecopy:  (916) 852-8004
                                        Attn:  Robert A. Crist

                      with a copy to:

                                        Stradling, Yocca, Carlson &
                                        Rauth
                                        660 Newport Center Drive
                                        Newport Beach, CA  92660-6441
                                        Telecopy:  (714) 725-4100
                                        Attn:  Bruce Feuchter

         or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other par-ties hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section.

                   SECTION 10.2. Survival of Representations and War-ranties. The representations and warranties and agreements contained herein and in any certificate or other writing deliv-ered pursuant hereto shall not survive the Effective Time or the termination of this Agreement except for the representa-tions, warranties and agreements set forth in Sections 6.1,
         10.4 and 10.6.

                   SECTION 10.3. Amendments; No Waivers. (a) Any pro-vision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Com-pany, Parent and Merger Subsidiary or in the case of a waiver, by the party against whom the waiver is to be effective; pro-vided that after the adoption of this Agreement by the share-holders of the Company, no such amendment or waiver shall, without the further approval of such shareholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company, or
         (ii) any of the principal terms of the Merger.

                   (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise











         of any other right, power or privilege. The rights and rem-edies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                   SECTION 10.4. Fees and Expenses. (a) Except as otherwise provided in this Section, all costs and expenses in-curred in connection with this Agreement shall be paid by the party incurring such cost or expense.

                   (b) If (w)(i) after the date hereof any person or group (as contemplated by Section 13(d)(3) of the Exchange Act) other than Parent or Merger Subsidiary or any of their respec-tive subsidiaries or affiliates (collectively, an "Acquiring Person") shall have become the beneficial owner of 10% or more of the outstanding Shares (or any person or group already ben-eficially owning 10% or more of the outstanding Shares in-creases such ownership by more than 5% of the Shares such per-son or group theretofore owned), or any Acquiring Person shall have commenced, or shall have publicly announced an intention to commence, a tender offer or exchange offer for or an inten-tion to acquire (by merger, consolidation, recapitalization or otherwise) 10% or more of the outstanding Shares or all or sub-stantially all of the assets of the Company, and (ii) any Ac-quiring Person shall have become the beneficial owner of a ma-jority of the outstanding Shares, or (x) Parent shall have ter-minated this Agreement pursuant to Section 9.1(v)(y), or (y) the Company shall have terminated this Agreement pursuant to
         Section 9.1(vi)(B), then the Company shall promptly, but in no event later than two days after the date of any request there-for, reimburse Parent up to $650,000 for the documented fees and expenses of Parent and Merger Subsidiary related to this Agreement, the transactions contemplated hereby and any related financing and an additional fee of $2,000,000 which amounts shall be payable in same day funds; provided, however, that if the Company shall have terminated this Agreement pursuant to
         Section 9.1(vi)(B), such amounts shall be paid in accordance with the provisions of such Section. The Company acknowledges that the agreements contained in this Section 10.4(b) are an integral part of the transactions contemplated in this Agree-ment, and that, without these agreements, Parent and Merger Subsidiary would not enter into this Agreement; accordingly, if the Company fails to pay promptly the amounts due pursuant to this Section 10.4(b), and, in order to obtain such payments, Parent or Merger Subsidiary commences a suit against the Com-pany for the fees set forth in this paragraph (b), the prevail-ing party shall pay to the other party or parties their costs and expenses (including attorneys' fees and expenses) in con-nection with such suit, together with interest on the amount thereof at the prime rate of the Citibank, N.A. on the date such payment was required to be made.









                   SECTION 10.5. Successors and Assigns; Parties in Interest. The provisions of this Agreement shall be binding, upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of Parent or any of its wholly-owned subsidiaries, any or all of its rights or obligations, but any such transfer or as-signment will not relieve Merger Subsidiary of its obligations under this Agreement. Except as expressly set forth herein nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including to confer third party beneficiary rights.

                   SECTION 10.6. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, except that the consummation and effective-ness of the Merger shall be governed by, and construed in ac-cordance with, the DGCL and the CGCL, as applicable.

                   SECTION 10.7. Counterparts; Effectiveness; Interpre-tation. This Agreement may be signed in any number of counter-parts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same in-strument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. When a reference is made in this Agreement to a Section, such reference shall be to a Sec-tion of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".




















                   The parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  AMERICAN RECREATION CENTERS, INC.



                                  By  /s/ Robert A. Crist
                                    Title:  Chief Executive Officer and
                                              President



                                  AMF BOWLING CENTERS, INC.



                                  By  /s/ Douglas J. Stanard
                                    Title:  President



                                  NOAH ACQUISITION CORP.



                                  By  /s/ Douglas J. Stanard
                                    Title:  President























                                       -52-